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                         Radiance Medical Systems, Inc.
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[RADIANCE MEDICAL SYSTEMS, INC. LOGO]

                                                         FOR FURTHER INFORMATION
                                             CONTACT JEFF THIEL, PRESIDENT & CEO
                                                       TELEPHONE: 1-800-983-2284

                  RADIANCE SIGNS DEFINITIVE AGREEMENT TO MERGE
                   WITH ENDOLOGIX, A DEVELOPER OF ENDOLUMINAL
                        STENT GRAFT FOR THE TREATMENT OF
                        ABDOMINAL AORTIC ANEURYSMS (AAAS)

         IRVINE, CA -- (BW Healthwire) -- February 11, 2002, Radiance Medical Systems, Inc. (Nasdaq RADX-news) today announced that it signed a definitive merger agreement with Endologix, Inc. Endologix is a developer and manufacturer of minimally invasive treatment of vascular diseases. Endologix' first technology is the PowerLink System, an endoluminal stent graft (ELG) for the treatment of abdominal aortic aneurysms (AAAs). Endologix intends to use the technology to develop other novel devices for treatment of other vasculature.

         The conventional treatment of aortic aneurysms involves a one to two hour open surgical procedure, followed by a lengthy hospitalization and recuperative period. The use of endoluminal stent grafts is a breakthrough technology that provides a minimally invasive procedure, resulting in a shorter hospital stay and recuperative period. Published reports indicate that there are over 600,000 patients diagnosed annually in the United States alone with aneurysms of the aorta. According to a Merrill Lynch report published in December 2001, the market for minimally invasive endoluminal stent grafts for the treatment of AAA is expected to show rapid growth to almost $700 million by the end of 2004.

         Endologix has received CE Mark approval for the PowerLink System and is currently selling the device in Europe. The clinical trial has been completed for Japan, and the filing for approval to sell in Japan was submitted in August 2001. Endologix is currently conducting its pivotal trial in the United States and expects to complete enrollment in the second half of 2002.

         Radiance currently owns 4% of Endologix, and under the terms of the merger agreement Radiance will pay shareholders of Endologix $0.75 in cash and one share of Radiance stock for each share of Endologix stock for an aggregate cash consideration of approximately $8.4 million and a total of approximately
11.1 million shares of Radiance Common Stock. In addition, Endologix shareholders may receive milestone payments of up to $0.50 payable in cash or stock for each share of Endologix stock in the event regulatory approval is received by certain dates, for an aggregate total possible milestone payment of approximately $5.6 million.

         In addition to the merger, Radiance has agreed to loan Endologix up to $3 million dollars in the event the merger is not completed. The loan will be secured by a first priority security interest on all of Endologix' intellectual property, and will be due on the earlier of October 1, 2003 or upon the closing by Endologix of certain other transactions.

         Jeff Thiel, President & CEO of Radiance stated, "We are pleased that we have been able to acquire this unique technology. We believe that Endologix offers the Radiance shareholders an opportunity to participate in the rapidly growing AAA market."

         As announced in January 2002, Radiance has completed enrollment in the BRITE II trial for the treatment of in-stent restenosis with the RDX, a vascular brachytherapy device. The follow up on the patients is to be completed in Q4 2002, with submission of the PMA currently scheduled for early 2003.

         Franklin D. Brown, Chairman and CEO of Endologix will remain in that capacity of the merged entity, which will be named Endologix. Mr. Thiel will continue as a member of the Board of Directors of the merged companies.

         The merger is subject to Radiance and Endologix shareholder approval and other customary closing conditions.

         A.G. Edwards issued a fairness opinion to the Special Committee of the Board of Directors of Radiance as to the fairness from a financial point of view to Radiance's shareholders of the consideration to be received in the Transaction.

         Radiance Medical Systems develops radiation delivery catheters for use in the treatment of coronary and peripheral vascular systems to prevent restenosis following the interventional treatment of atherosclerosis. For more information about Radiance, please visit the Company's web site at www.radiance.net.

Except for historical information contained herein, this news release contains forward-looking statements, the accuracy of which are necessarily subject to risks and uncertainties, and which may be affected by, among other things, risks and uncertainties related to the effects of the transaction on Radiance, the ability of Radiance to successfully integrate Endologix's and Radiance's operations and business strategies, future economic, competitive and market conditions, including those in Europe and Asia and those related to Radiance's and Endologix's strategic markets, whether the products offered will achieve acceptance in the marketplace and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Radiance. In addition, the accuracy of the forward-looking statements in this news release are necessarily subject to other risks and uncertainties, and may be affected by, among other things, risks and uncertainties involving new product development and introduction cycles, research and development activities, including failure to demonstrate clinical efficacy, delays by regulatory authorities, scientific and technical advances by third parties, introduction of competitive products, third party reimbursement and physician training, and other risk factors, and matters set forth in the Company's Annual Report on Form 10-K for the year ended December 31st, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30th, 2001.

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